SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2002

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosures

     On December 30, 2002, Level 3 Communications, Inc. ("Level 3") and Genuity Inc. executed an amendment to the parties' definitive agreement pursuant to which Level 3 will acquire substantially all of the assets of the Massachusetts-based communications company (the "Purchase Agreement"). The parties amended certain provisions of, and certain exhibits and schedules to, the Purchase Agreement and waived certain provisions of the Purchase Agreement, and consented to certain deviations therefrom.

Item 7.  Financial Statements and Exhibits

          (a)  Financial Statements of business acquired

               None

          (b)  Pro forma financial information

               None

          (c)  Exhibits

          10.1 Amendment, Consent and Waiver dated as of December 30, 2002, but effective as of November 27, 2002, entered into by Level 3 Communications, Inc., a Delaware corporation, Level 3 Communications, LLC, a Delaware limited liability company, Genuity Inc., a Delaware corporation ("Genuity"), and the subsidiaries of Genuity listed on the signature pages thereto.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Level 3 Communications, Inc.



January 3, 2003                      By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President